Exhibit 99.1

j2 Global Reports Q3 2005 Revenues Of $37.7 Million,
Up 36% Versus Q3 2004, With $0.49 EPS Excluding Gain
On Sale Of Investment, Up 54% Versus Q3 2004

Company provides 2006 outlook

LOS ANGELES—October 24, 2005—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported record financial results for the third quarter ended September 30, 2005.

THIRD QUARTER 2005 RESULTS

Total revenues for Q3 2005 increased 36% to $37.7 million compared to $27.8 million for Q3 2004.

Net earnings for Q3 2005, excluding a $5.7 million after-tax gain on a sale of an investment, increased 54% to $12.5 million compared with $8.1 million for Q3 2004. Net earnings per share for Q3 2005, excluding this after-tax gain, increased 55% to $0.49 from $0.32 in Q3 2004.

Net earnings and net earnings per share for Q3 2005 were $18.2 million and $0.71, respectively.

The Company ended the quarter with approximately $131.6 million in cash and investments.

Key financial results for third quarter 2005 versus third quarter 2004 are as follows:

	Q3 2005	Q3 2004	% Increase
Revenues	$37.7 million	$27.8 million	36%
Net Earnings excluding gain(1)	$12.5 million	$8.1 million	54%
Net Earnings	$18.2 million	$8.1 million	124%
Diluted Net Earnings Per Share excluding gain(1)	$0.49	$0.32	55%
Diluted Net Earnings Per Share	$0.71	$0.32	124%
(1) “Net earnings excluding gain on sale of investment” in Q3 2005 are based upon a 27% tax rate compared to a 34% tax rate in Q3 2004. A reconciliation between “Net earnings excluding gain on sale of investment” (a non-GAAP measure) and Net Earnings, along with the determination of “Net earnings per share excluding gain on sale of investment” (also a non-GAAP measure) are set forth in the attached financial tables.

“Our results this quarter reflect our continued focus on containing our costs while we invest in our business to rapidly grow our revenues as we further penetrate our market opportunities,” said Scott Turicchi, co-president and chief financial officer. “We have made significant investments in our network, which resulted in the expansion of our global reach to more than 2,000 cities worldwide. In addition to growing our business organically by adding new subscribers and internally developing new services, we see numerous opportunities to extend the breadth of our services through acquisition and strategic partnering.”

BUSINESS OUTLOOK

“We are excited about our net addition of more than 49,000 paid phone numbers this quarter,” said Hemi Zucker, co-president and chief operating officer. “This level of growth is especially rewarding since we were able to achieve it as we improved the effectiveness of our marketing spend, resulting in improved subscriber acquisition cost. As we look towards 2006, the improved efficiency of our marketing programs should allow us to accelerate our marketing spend both in the U.S. and worldwide while maintaining our current level of profitability.”

Q4 2005 Estimates

For the fourth quarter of 2005, j2 Global anticipates total revenues to approximate $39 million to $41 million and net earnings per share to approximate $0.50 to $0.54. This EPS estimate assumes an effective tax rate of 27% and diluted shares of 25.5 million.

A summary of this Q4 2005 financial guidance is set forth in the table below:

Q4 2005
Revenues	$39 - $41 million
Diluted Net Earnings Per Share	$0.50 - $0.54

Fiscal Year 2006 Outlook

For fiscal year 2006, the Company anticipates that its revenues will grow by approximately 30% over fiscal year 2005. For fiscal year 2006, the Company anticipates that its net earnings per share will grow by approximately 30% over fiscal year 2005. This guidance reflects the Company’s intention to continue to extend its marketing efforts both in the U.S. and worldwide and assumes a 27% effective annual tax rate and 25.5 million diluted shares.

This fiscal 2006 net earnings per share guidance does not reflect the impact of the Company being required to expense stock-based compensation, other than in accordance with currently adopted accounting standards.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 2,000 cities in 26 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet®and Protofax®. As of September 30, 2005, j2 Global had achieved 34 consecutive quarters of revenue growth and 15 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
800-338-6023 x101	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion (and specifically Q4 2005 Estimates and Fiscal Year 2006 Outlook). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities in desired locations on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The financial estimates and outlook provided in the “Business Outlook” portion of this press release (and specifically Q4 2005 Estimates and Fiscal Year 2006 Outlook) is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates or outlook.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004

Revenues
Subscriber	$36,487	$26,985	$101,842	$74,110
Other	1,202	786	2,956	2,434

Total revenue	37,689	27,771	104,798	76,544

Cost of revenues	8,105	5,455	21,514	15,393

Gross profit	29,584	22,316	83,284	61,151

Operating expenses:
Sales and marketing	5,742	4,729	16,714	13,275
Research, development and engineering	1,769	1,418	5,193	3,732
General and administrative	5,781	4,229	16,390	11,210

Total operating expenses	13,292	10,376	38,297	28,217

Operating earnings	16,292	11,940	44,987	32,934

Other income, net	10,208	505	11,539	1,043

Earnings before income taxes	26,500	12,445	56,526	33,977

Income tax expense	8,311	4,316	16,418	11,960

Net earnings	$18,189	$8,129	$40,108	$22,017

Basic net earnings per share	$0.75	$0.35	$1.67	$0.95

Diluted net earnings per share	$0.71	$0.32	$1.58	$0.87

Basic weighted average shares outstanding	24,369,865	23,348,269	23,956,172	23,227,534

Diluted weighted average shares outstanding	25,503,636	25,572,432	25,417,438	25,397,789

Certain prior year reported amounts have been reclassified to conform with the 2005 presentation.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004

ASSETS
Cash and cash equivalents	$16,556	$18,814
Short-term investments	85,571	47,225
Accounts receivable, net	9,790	8,227
Prepaid expenses and other	3,252	2,873
Deferred income taxes	2,520	2,520

Total current assets	117,689	79,659

Long-term investments	29,508	27,753
Property and equipment, net	15,573	12,386
Goodwill	20,064	20,173
Other purchased intangibles, net	20,630	11,256
Other assets	102	170
Deferred income taxes	1,550	1,520

TOTAL ASSETS	$205,116	$152,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$5,618	$5,516
Deferred revenue	7,147	5,378
Current portion of long-term debt	659	1,196

Total current liabilities	13,424	12,090

Long-term debt	282	866

Total liabilities	13,706	12,956

Total stockholders’ equity	191,410	139,961

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,116	$152,917

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004

Cash flows from operating activities:
Net earnings	$18,189	$8,129	$40,108	$22,017
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,794	1,290	5,187	3,455
Stock compensation expense	97	—	97	—
Compensation in exchange for note reduction	—	43	—	130
Tax benefit of non-qualifying stock option exercises	6,330	1,006	9,077	2,019
Deferred income taxes	(38)	2,675	(38)	8,688
Gain on sale of investment	(9,347)	—	(9,347)	—
Decrease (increase) in:
Accounts receivable	508	(513)	(299)	(2,332)
Prepaid expenses	(1,016)	432	(292)	1,109
Other assets	(204)	(13)	(177)	(356)
(Decrease) increase in:
Accounts payable and accrued expenses	543	369	(1,342)	1,344
Income taxes payable	(1,868)	(169)	545	(169)
Deferred revenue	963	(9)	1,421	631

Net cash provided by operating activities	15,951	13,240	44,940	36,536

Cash flows from investing activities:
Purchase of investments	(24,341)	(18,470)	(40,081)	(28,642)
Purchases of property and equipment	(2,433)	(1,337)	(6,326)	(3,098)
Acquisition of business, net of cash received	(261)	(2,363)	(7,728)	(8,561)
Purchase of intangible assets	(450)	(41)	(3,787)	(4,860)
Payment of accrued exit costs	(43)	(348)	(43)	(348)
Proceeds from sale of investment	8,708	—	8,708	—

Net cash used in investing activities	(18,820)	(22,559)	(49,257)	(45,509)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	111	114	389	325
Exercise of stock options and warrants	1,477	707	3,258	1,074
Repayments of long-term debt and capital leases	(243)	(285)	(1,126)	(1,119)

Net cash provided by financing activities	1,345	536	2,521	280

Effect of exchange rate on cash and cash equivalents	220	26	(462)	29

Net decrease in cash	(1,304)	(8,757)	(2,258)	(8,664)

Cash and cash equivalents, beginning of period	17,860	32,975	18,814	32,882

Cash and cash equivalents, end of period	$16,556	$24,218	$16,556	$24,218

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF NET EARNINGS EXCLUDING GAIN ON SALE OF INVESTMENT
THREE MONTHS ENDED SEPTEMBER 30, 2005
(IN THOUSANDS)

“Net earnings excluding gain on sale of investment” and “Net earnings per share excluding gain on sale of investment” are not meant as a substitute for measures determined under generally accepted accounting principles (“GAAP”), but are solely for informational purposes. The following table illustrates the adjustments and reconciles “Net earnings excluding gain on sale of investment” to the related amount determined under GAAP as reported in the financial statements. The Company believes that these non-GAAP financial measures are useful measures of operating performance because they exclude a gain resulting from a non-recurring transaction outside the ordinary course of the Company's business.

Net earnings		$	$ 18,189

Less gain on sale of investment, net of taxes:
Gain on sale of investment	$9,347
Income tax expense on gain	(3,692)		(5,655)

Net earnings excluding gain on sale of investment			$12,534

Net earnings per share excluding gain on sale of investment			$0.49

Diluted weighted average shares outstanding			25,503,636